MORGAN STANLEY

2003-NC7
All records

Selection Criteria: All records
Table of Contents

1. Summary Statistics
2. ARM Summary Statistics
3. Fixed Summary Statistics
4. California Distribution
5. Zip Codes (Top 15)


1. Summary Statistics

Number of Mortgage Loans: 3,803
Aggregate Principal Balance ($): 580,901,026
Weighted Average Current Mortgage Rate (%): 7.612
Weighted Average Stated Remaining Term (months): 348

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2. ARM Summary Statistics

Number of Mortgage Loans: 2,515
Aggregate Principal Balance ($): 430,656,240
Weighted Average Current Mortgage Rate (%): 7.489
Weighted Average Stated Remaining Term (months): 354

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3. Fixed Summary Statistics

Number of Mortgage Loans: 1,288
Aggregate Principal Balance ($): 150,244,786
Weighted Average Current Mortgage Rate (%): 7.964
Weighted Average Stated Remaining Term (months): 333

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4. California Distribution

California Distribution     Count      Balance                 % of Balance
----------------------------------------------------------------------------
California-Northern          478       103,191,853.99          43.03
California-Southern          675       136,624,462.66          56.97
Total:                      1153       239,816,316.65            100

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5. Zip Codes (Top 15)

Zip Codes
(Top 15)                Count            Balance                % of Balance
----------------------------------------------------------------------------
94066                          6         2,695,050.15           0.46
94605                         13         2,416,767.45           0.42
92807                          7         2,058,502.48           0.35
94591                          9         1,786,673.08           0.31
95661                          7         1,730,211.55            0.3
95206                         12         1,650,335.95           0.28
94533                          8         1,635,368.45           0.28
94513                          6         1,626,677.01           0.28
92563                          6         1,555,567.90           0.27
94565                          7         1,537,598.68           0.26
94806                          7         1,510,905.73           0.26
94587                          4         1,485,815.25           0.26
11236                          5         1,462,723.67           0.25
94509                          6         1,446,925.97           0.25
91331                          8         1,424,799.77           0.25
Other                       3692       554,877,103.17          95.52
Total:                      3803       580,901,026.26            100